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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		December 30, 2005

AROTECH CORPORATION (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23336 (Commission File Number)	95-4302784 (IRS Employer Identification No.)

354 Industry Drive, Auburn, Alabama (Address of Principal Executive Offices)		36830 (Zip Code)

Registrant’s telephone number, including area code:		(334) 502-9001

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2005, Arotech Corporation (the “Company”) and Avihai Shen agreed that Mr. Shen would step down from his position as Vice President - Finance and Chief Financial Officer, effective no later than March 31, 2006. In connection with the departure of Mr. Shen from the position of Vice President - Finance and Chief Financial Officer, the Company and Mr. Shen executed a Separation Agreement dated January 5, 2006, providing, inter alia, for payment to Mr. Shen of the sums owed to Mr. Shen pursuant to the terms of his employment agreement, as amended, including payment of contractual severance of 7.9 months’ salary and benefits, in return for a complete waiver and release of claims by Mr. Shen.

The foregoing description of the Separation Agreement is qualified in its entirety by the terms of the Separation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference

On January 5, 2006, the Company announced Thomas J. Paup had been hired to serve as the new Vice President - Finance of the Company. In connection with the appointment of Mr. Paup to the position of Vice President - Finance, the Company and Mr. Paup executed an employment agreement (the “Employment Agreement”).

According to the terms of the Employment Agreement dated December 30, 2005, Mr. Paup will begin his employment immediately, and will assume the position of Chief Financial Officer at his earliest convenience, and in any event by March 31, 2006. Under the terms of the Employment Agreement, Mr. Paup is entitled to receive a base salary of $135,000 per annum, and will be eligible for a bonus with a target equal to between 20% and 50% of the base salary. The actual bonus payout shall be determined based upon the Company’s achievement level against financial and performance objectives determined by the Compensation Committee of the Company’s Board of Directors. Further, Mr. Paup has been granted options to purchase 50,000 shares of the Company’s common stock, vesting immediately. These options will have an exercise price per share equal to the market value of the Company’s common stock on the date of the grant as determined in accordance with the Company’s 2004 Stock Option and Restricted Stock Purchase Plan, and will expire on the fifth anniversary of the grant date.

The foregoing description of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference

Item 1.02	Termination of a Material Definitive Agreement.

On December 30, 2005, the Company and Avihai Shen agreed that Mr. Shen would step down from his position as Vice President - Finance and Chief Financial Officer, effective no later than March 31, 2006. The Separation Agreement described under Item 1.01 above supersedes the Employment Agreement between Mr. Shen and the Company dated September 8, 1999, as amended, and all other agreements, plans, programs, policies and arrangements relating to the terms of Mr. Shen’s employment with the Company. The material terms of the Separation Agreement are described under Item 1.01 above and incorporated by reference into this Item 1.02.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(b)

President

On December 30, 2005, the Company and Robert S. Ehrlich agreed that Mr. Ehrlich would step down from his position as President of the Company, effective immediately. Mr. Ehrlich will continue to serve as Chairman and Chief Executive Officer of the Company.

A copy of the press release announcing that Mr. Ehrlich is stepping down as the Company’s President is attached as Exhibit 99.1.

Vice President - Finance and Chief Financial Officer

On December 30, 2005, the Company and Avihai Shen agreed that Mr. Shen would step down from his position as Vice President - Finance and Chief Financial Officer, effective March 31, 2006. The Board of Directors of the Company expressed its appreciation to Mr. Shen for his contributions as an officer of the Company and for his assistance in ensuring an orderly transition upon his departure.

Mr. Shen’s departure is unrelated in any manner to any past, present or contemplated accounting or finance issue or to any disagreement over accounting treatment or policy. He has agreed to assist the Company, where needed, in order to affect a smooth transition to a new chief financial officer.

The material terms of the Separation Agreement dated January 5, 2006 between the Company and Mr. Shen are described under Item 1.01 above and incorporated by reference into this Item 5.02(b).

A copy of the press release announcing that Mr. Shen is stepping down as the Company’s principal financial officer is attached as Exhibit 99.1.

Item 5.02(c)

President

On January 5, 2006, the Company announced that Steven Esses, the Company’s Executive Vice President and Chief Operating Officer, would take over the position of President of the Company, effective immediately, and will hereafter serve as President and Chief Operating Officer of the Company.

A copy of the press release announcing Mr. Esses’s appointment is attached as Exhibit 99.1.

Vice President - Finance and Chief Financial Officer

On January 5, 2006, the Company announced that Thomas J. Paup had been hired for the position of Vice President—Finance and Chief Financial Officer, in which capacity he will perform the function of principal financial officer of the Company.

Mr. Paup, 57, is currently a Finance Lecturer at Eastern Michigan University. Mr. Paup was an Affiliated Partner with McMillan|Doolittle LLP from March 2002 until accepting this position with the Company, and prior thereto, he was an Executive in Residence and Finance Instructor at DePaul University’s Kellstadt Graduate School of Business. Prior to his teaching experience, Mr. Paup spent over 25 years in the retail industry. Most recently, between 1997 and 2000, Mr. Paup was the Executive Vice President and Chief Financial Officer and member of the Board of Directors of Montgomery Ward and Company. Mr. Paup brings a broad background of strategic and operational management experiences from the department store industry, where he served as CFO of Lord & Taylor and Kaufmann’s and Controller of Bloomingdale’s and Robinson-May. Noted in the industry as a turnaround specialist, Mr. Paup assisted Montgomery Ward in its emergence from bankruptcy and Lord & Taylor in its restructuring into a national department store chain. Mr. Paup holds an MBA in Finance and a BBS from Eastern Michigan University.

The material terms of the Employment Agreement between the Company and Mr. Paup are described under Item 1.01 above and incorporated by reference into this Item 5.02(c).

A copy of the press release announcing Mr. Paup’s appointment is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

As described above, the following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Separation Agreement and Release of Claims between the Company and Avihai Shen dated January 5, 2006
10.2	Employment Agreement between the Company and Thomas J. Paup dated December 30, 2005
99.1	Press release dated January 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION (Registrant)

Date: January 5, 2006	By:	/s/ Robert S. Ehrlich
Name: Robert S. Ehrlich Title: Chairman and CEO

EXHIBIT INDEX

As described above, the following Exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Separation Agreement and Release of Claims between the Company and Avihai Shen dated January 5, 2006
10.2	Employment Agreement between the Company and Thomas J. Paup dated December 30, 2005
99.1	Press release dated January 5, 2006